Annual Shareholder Meeting May 7, 2013

• Welcome • Reading of the Minutes • Certify Voting Activity • Vote on Matters of the Proxy Statement • Discussion of Company Condition » President’s Remarks » Financial Review » Growth Initiatives • Questions & Answers • Voting Results • Adjournment Agenda

• Aaron L. Groff, Jr. » President, CEO and Board Chairman – ENB Financial Corp and Ephrata National Bank • Paul W. Wenger » Vice President and Corporate Secretary – ENB Financial Corp » Senior Vice President and Cashier – Ephrata National Bank • Scott E. Lied » Treasurer – ENB Financial Corp » Senior Vice President and Chief Financial Officer – Ephrata National Bank • Mary E. Leaman » Vice President and Senior Retail Officer – Ephrata National Bank Presenters

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Meeting Certification

• Elect two (2) Class A directors to serve a three - year term • Conduct a non - binding shareholder vote on executive compensation • Conduct a non - binding vote on the frequency of non - binding shareholder votes on executive compensation. Matters of Proxy

Current Directors Class A Election (3 Year Term) Aaron L. Groff, Jr. Paul M. Zimmerman, Jr. Continuing Directors – Class B Willis R. Lefever Donald Z. Musser Judith A. Weaver Continuing Directors – Class C Susan Y. Nicholas Mark C. Wagner Paul W. Wenger

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Voting Process

Voting Process Proxy Holders • Janice S. Eaby • John H. Shuey Judges of Election • Richard H. Binner • Roger S. Kline • William M. Rohrbach

Presented by: Aaron L. Groff, Jr. President/CEO - ENB Financial Corp President’s Remarks

» To remain an independent community bank of undisputed integrity, serving the communities of Northern Lancaster County and beyond. » To offer state - of - the - art financial products and services of high quality and value at an affordable price. » To provide unsurpassed personal service, delivered by a highly dedicated professional team. Mission Statement

We Care • C ourteous • A ccurate • R esponsive • E mpowered

Legacy & Growth

Presented by: Scott E. Lied Treasurer - ENB Financial Corp Financial Condition

• Unaudited Financial Information » Some of the following slides do present financial information that is unaudited. Therefore, this information is subject to adjustments that could be necessary upon completion of the annual audit. • Forward Looking Statements » Some of the material and/or language used in this presentation would be considered as a forward looking statement. Management is not obligated to update these forward looking statements. Disclosures

4,014 4,300 6,345 7,148 7,642 0 2,000 4,000 6,000 8,000 2008 2009 2010 2011 2012 Dollars in thousands Net Income

Dollars In Thousands 2012 $ 2011 $ Income Impact $ Net Interest Income 21,854 22,987 (1,133) Gains on Securities 940 1,500 (560) Loan Loss (Credit) Provision (975) 1,575 2 ,550 Other Income * 6,337 5,582 755 Operating Expense 21,169 20,160 (1,009) Total Income Impact 603 Significant Items *Net of Security Gains

(506) 175 972 1,500 940 -1,000 -500 0 500 1,000 1,500 2008 2009 2010 2011 2012 Dollars in Thousands Security Gains (Losses)

669 2,920 1,800 1,575 (975) -1,500 -1,000 -500 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2008 2009 2010 2011 2012 Dollars in Thousands Provision (Credit) For Loan Losses

2012 2011 Return on Average Assets 0.98% 0.95% Return on Average Equity 8.87% 9.22% Average Equity Ratio 11.11% 10.26% Net Interest Margin 3.35% 3.56% Efficiency Ratio 69.53% 65.36% Performance Ratios

2012 2011 Earnings Per Share $2.68 $2.50 Dividends Per Share $1.00 $0.96 Dividend Payout Ratio 37.31% 38.40% Per Share Data

Stock Price Beginning Price 01/01/12 $21.25 Ending Price 12/31/12 $27.43 Stock Performance Gain $ 6.18 % Gain 29.08% Dividend Yield 4.71% Total Annualized Return 33.79%

$23.92 $24.51 $25.99 $28.85 $31.39 $25.00 $20.50 $21.75 $21.25 $27.43 20.00 22.00 24.00 26.00 28.00 30.00 32.00 2008 2009 2010 2011 2012 Book Value Share Price Book Value vs. Stock Price

Measurement ENBP ** % PA Bank Peer ** % Return on Avg . Assets (LTM) 0.96 0.73 Return on Avg. Equity (LTM) 8.63 6.38 Price to Earnings 10.47 14.93 Price to Book 0.89 1.09 Dividend Yield 3.57 2.56 Peer Analysis - Performance * * As of December 31, 2012 ** Data from McAdams Wright Ragen’s Q4 2012 Community Bank Report

Measurement ENBP ** % PA Bank Peer ** % Loans/Deposits 64.33 74.90 Non Int Dep/Total Deposits 24.74 13.44 Equity to Assets 11.20 10.34 Non - Perf . Asset s/Total Assets 0.23 1.80 ALLL/Loans 1.84 1.48 Peer Analysis - Performance * * As of December 31, 2012 ** Data from McAdams Wright Ragen’s Q4 2012 Community Bank Report

• Q1 2013 » Earnings: $2,008,000 versus $2,189,000 (Q1 2012) • 8.3% decrease from Q1 2012 » Net Interest Margin: • Q1 2013 – 3.16% • Q4 2012 – 3.23% » Security Gains: $918,000 First Quarter Results

• Profitable Loan Growth • Margin Compression • Increased Regulatory Burden 2013 Financial Challenges

• New Branches/Market Opportunities • Improved Balance Sheet Mix • Well Capitalized • Strong Brand Equity 2013 Financial Opportunities

Presented by: Mary E. Leaman Vice President and Sr. Retail Officer – Ephrata National Bank Growth Initiatives

ENB Branch Locations

Growing Branches - Leola

Growing Branches - Myerstown

Growing Technology Mobile Banking App

Growing Technology Mobile Banking App Growing Technology Remote Deposit Capture

Growing Technology Online Banking

Growing Relationships Contact Center

We Care • C ourteous • A ccurate • R esponsive • E mpowered

Questions & Answers

Presented by: Paul W. Wenger Corporate Secretary - ENB Financial Corp Voting Results

Thank you! Adjournment